Exhibit 10.1

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

This First Amendment (“Amendment”) to the Stock Purchase Agreement (“Agreement”) made and entered into on November 9, 2015, by and between Unilife Corporation, a Delaware corporation (“Company”), and Discover Growth Fund, a Cayman Islands exempted mutual fund (“Investor”) is made and entered into on February 3, 2016 (“Effective Date”).

Recitals

A. Pursuant to the Agreement, Investor purchased 790 shares of Series A Redeemable Convertible Preferred Stock of Company for which Investor paid Company $7,500,000.00 in cash.

B. Company acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the Agreement.

C. Investor has delivered Conversion Notices for all 790 Preferred Shares. Company has delivered a total of 19,530,212 Conversion Shares to Investor. The parties enter into this Amendment to agree upon and resolve the final and total of number shares of Common Stock to be delivered by Company to Investor upon conversion of the Preferred Shares and otherwise under the Transaction Documents and this Amendment.

D. Company has not obtained Approval to issue more than 8,316,678 additional shares, the approximate amount that may be issued under Nasdaq Listing Rule 5635(d). The parties agree that upon Company’s delivery of 8,316,678 shares of Common Stock to Investor, each party will have fully and completely complied with all of its obligations under the Transaction Documents.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I. Definitions. Capitalized terms that are not otherwise defined have the meanings set forth in the Agreement.

II. Additional Issuances.

A. In full accord and satisfaction of all obligations under the Transaction Documents, Investor and Company hereby agree that Company shall issue and deliver an additional 8,316,678 Conversion Shares to Investor as set forth below. Company shall notify its transfer agent by 9:00 am Eastern on February 3, 2016 to immediately issue and deliver to Investor’s brokerage account pursuant to Section I.G.1.c.ii.A of the Certificate of Designations 7,250,000 Conversion Shares (the “Initial Shares”), and an additional 1,066,678 Conversion Shares (the “Additional Shares” and, together with the Initial Shares, the “Shares”) immediately upon written request by Investor, and Company shall at all times diligently take or cause to be taken all actions necessary to cause the Shares to be delivered as soon as possible.

B. Full and timely completion by the Company of its obligations with respect to the Initial Shares provided for in Section II.A above is an express condition precedent to the effectiveness of the Waivers and Releases in Section III below, and such Waivers and Releases shall remain in effect unless the Company fails the full and timely completion of its obligations with respect to the Additional Shares provided for in Section II.A above. Upon timely completion of such deliveries, Company shall have no further obligations to Investor with respect to any Preferred Shares, Conversion Notices, Additional Notices, the Certificate of Designations or any other Transaction Documents, and the only obligations of the Company to Investor shall be as specifically set forth in this Amendment. For the avoidance of doubt, upon timely completion of such deliveries, no further shares of capital stock of the Company shall be due or issuable to Investor under or in connection with any Conversion Notice, Additional Notice, Transaction Document or this Amendment.

III. Waivers and Releases. Effective as set forth in Section II above, each party hereby fully, completely, absolutely and unconditionally waives, releases, discharges and holds harmless the other party, its affiliates, and each of their past and present officers, directors, stockholders, members, managers, consultants, advisors, representatives, employees, agents, attorneys and assigns, whether acting in their representative or individual capacities, from any and all causes of action, rights, obligations, damages, liabilities and claims of any kind or nature whatsoever, at law and in equity, including without limitation all claims in any way arising out of or relating to the Transaction Documents, regardless of whether known or unknown, foreseen or unforeseen, suspected or unsuspected, vested or contingent, accrued or unaccrued; provided, however that the waivers and releases in this Section III shall not include any claims that are based on or arise out of, or relate to this Amendment or the right to enforce or to seek relief for a breach of any terms of this Amendment. The releases given herein shall be and remain in effect to their full extent, notwithstanding the discovery or existence of any additional or different facts or damages. The parties knowingly and voluntarily waive any provision of law which otherwise provides that a general release does not extend to claims which the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the releasee.

IV. Representations and Warranties.

A. Company hereby represents and warrants to, and as applicable covenants with, Investor as follows:

1. Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect.

2. Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment by Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. This Amendment has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3. No Conflicts. The execution, delivery and performance of this Amendment by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4. Litigation. Except as previously disclosed by Company in a filing with the Commission, there is no Action which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of this Amendment or the sale, issuance, listing, trading or resale of any Shares on the Trading Market hereunder. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of this Amendment, other than filings required under the Australian Corporations Act 2001 (Cth), and such filings and approvals as are required to be made or obtained under the applicable Trading Market or Australian Securities Exchange rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6. Issuance of Shares. The Shares are duly authorized and, when issued in accordance with this Amendment, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company has reserved from its duly authorized capital stock sufficient shares of its Common Stock for issuance pursuant to this Amendment.

7. Disclosure; Non-Public Information. Company will file a current report on Form 8-K (“Current Report”), which will include a copy of this Amendment as an exhibit thereto, by 8:30 am Eastern time on the Trading Day after the Effective Date describing the material terms and conditions of this Amendment. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Except for information that will be included in the Current Report, a draft of which has been provided to Investor prior to the Effective Date, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Amendment. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

8. No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9. Acknowledgments Regarding Investor. Company’s decision to enter into this Amendment has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a. Investor is not, has never been, and as a result of the transactions contemplated by this Amendment will not become an officer, director, insider, control person, to Company’s knowledge 10% or greater stockholder, or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b. Investor does not make or has not made any representations, warranties or agreements with respect to the Shares, this Amendment, or the transactions contemplated hereby other than those specifically set forth in Section IV.B below (for the avoidance of doubt, this is not intended to undo the releases set forth in Section III above);

c. The conversion of Preferred Shares and resale of the Shares will result in dilution, which may be substantial; and Company’s obligation to issue and deliver the Shares in accordance with this Amendment is absolute and unconditional; and

d. Investor is acting solely in the capacity of arm’s length purchaser with respect to this Amendment and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Amendment or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

10. Purpose of Issue of Securities. The purpose of the issue of the Shares pursuant to this Amendment is not to facilitate the subsequent sale or transfer of the Shares (or grant, issue or transfer any interest in or option over the Shares) into Australia within 12 months following the date of issue of the Preferred Shares or the Shares, as applicable, by Company.

11. Registration Statement. The Registration Statement is current and effective.

12. Outstanding Preferred Shares. Investor has delivered Conversion Notices for all 790 Preferred Shares. Company has delivered a total of 19,530,212 Conversion Shares to Investor. Investor is no longer the holder of any Preferred Shares.

B. Representations and Warranties of Investor. Investor hereby represents and warrants to Company as follows:

1. Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Amendment have been duly authorized by all necessary company or similar action on the part of Investor. This Amendment has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2. Investor Status. At the time Investor was offered the Shares, it was, and at the Effective Date it is: (a) an accredited investor as defined in Rule 501(a) under the Act; and (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof.

3. Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4. No Resale in Australia. Investor is not acquiring the Shares pursuant to this Amendment for the purpose of selling or transferring the Shares (or granting, issuing or transferring any interest in or option over the Shares) into Australia, and Investor will not sell any Shares into Australia, within 12 months following the date of issue of the Preferred Shares or the Shares, as applicable, by Company.

5. Ownership. Investor will not engage in hedging transactions with regard to Shares, and will resell the Shares only pursuant to registration under the Act or an available exemption therefrom.

6. Outstanding Preferred Shares. Investor has delivered Conversion Notices for all 790 Preferred Shares. Company has delivered a total of 19,530,212 Conversion Shares to Investor. Investor is no longer the holder of any Preferred Shares.

V. Securities and Other Provisions.

A. Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares to Investor for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

B. Disclosure and Publicity. Company will not issue any current report, press release, public statement or communication with respect to Investor, the Transaction Documents, this Amendment or the transactions contemplated hereby, other than the Current Report provided to Investor prior to the execution hereof and disclosures approved by Fund or substantially identical thereto.

C. No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information. On and after the Effective Date, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

D. Indemnification of Investor.

1. Obligation to Indemnify. Subject to the provisions of this Section V.D, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, stockholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Amendment, (b) any action brought by any person other than an Investor Party relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any information incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents or this Amendment; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by (i) a false statement of material fact contained within written information provided by such Investor Party expressly for the purpose of including it in the applicable Registration Statement, Prospectus, Prospectus Supplement, or (ii) such Investor Party’s unexcused material breach of an express provision of this Amendment.

2. Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Amendment, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Amendment (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Amendment or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus one local counsel per jurisdiction as applicable) to represent all Investor Parties.

3. Other than the liability of Investor to Company for uncured material breach of the express provisions of this Amendment, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Amendment.

E. Reservation of Shares. Company has reserved 8,316,678 shares of Common Stock for issuance to Investor. Upon completion of the issuances provided for in Section II above, Company will not be required to reserve any shares for Investor.

F. Activity Restrictions. For so long as Investor or any of its Affiliates holds any Shares, neither Investor nor any Affiliate will: (1) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, attend or be present at a stockholder meeting for purposes of determining a quorum, or seek to advise or influence any Person with respect to any voting securities of Company; (2) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s certificate of incorporation, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (3) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

VI. General Provisions.

A. Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B. Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. No Third-Party Beneficiaries. Except as otherwise set forth in Section V.D, this Amendment and the Transaction Documents will inure solely to the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. A Person who is not a party to this Amendment shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands to enforce any term of this Amendment or any Transaction Document.

D. Fees and Expenses. Except as otherwise provided in this Amendment, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor.

E. Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F. Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of this Amendment and the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for Section III above and corporation law matters applicable to Company which will be governed by Delaware law. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H. Arbitration.

1. Any dispute, controversy, claim or action of any kind, other than with regard to Section V.B above, arising out of, relating to, or in connection with this Amendment, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS International, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

2. Notwithstanding the foregoing, Investor may in its sole discretion bring an action in the Delaware Court of Chancery or the U.S. District Court for the District of Delaware in addition to, in lieu of, or in aid of arbitration.

3. Notwithstanding the foregoing, any dispute, controversy, claim or action of any kind with regard to Section V.B above shall be brought only in the Delaware Court of Chancery or the U.S. District Court for the District of Delaware.

I. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and Company will be entitled to specific performance under this Amendment, and equitable and injunctive relief to prevent any actual or threatened breach under this Amendment, to the full extent permitted under applicable laws. Without limitation of the foregoing, Company acknowledges that the rights and benefits of Investor pursuant to Section I.G.1. of the Certificate of Designations are unique and that no adequate remedy exists at law if Company breaches or fails timely perform any of its obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, that it would cause irreparable injury to Investor, and that any potential harm to Company would be adequately and fully compensable with monetary damages. Accordingly, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim, preliminary and final injunctive relief to enforce the provisions thereof, including without limitation requiring Company and its transfer agent, attorneys, officers and directors to immediately take all actions necessary to issue and deliver the number of Shares provided in Section II above, and prohibiting any Common Stock from being issued or transferred until after all Shares have been received by Investor in electronic form and fully cleared for trading, which requirements will not be stayed for any reason, without the necessity of posting any bond. Company hereby absolutely, unconditionally and irrevocably waives all objections and rights to oppose any motion, application or request by Investor to issue the Shares, and all rights to stay or appeal any resulting order, and any appeal by Company or on its behalf will be immediately and automatically dismissed.

J. Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and will not be deemed to limit or affect any of the provisions hereof

K. Time of the Essence. Time is of the essence with respect to all provisions of this Amendment.

L. Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Preferred Shares issued to Investor have been converted or redeemed. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

M. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Amendment and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Amendment or any amendments hereto. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

N. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Amendment fully and effectively.

O. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

P. Entire Agreement. This Amendment, and the Transaction Documents as modified by this Amendment, contain the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Amendment and the Transaction Documents as modified by this Amendment. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the Effective Date.

Company:

UNILIFE CORPORATION

By:
Name:
Title:

Investor:

DISCOVER GROWTH FUND

By:
Name:
Title:

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